                                                              Exhibit 4(n)

                     SEVENTH AMENDMENT TO LOAN AGREEMENT
                     -----------------------------------

         THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 28th day of April, 2003 by and among LaSalle Bank National Association, a national banking association ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc., a New York corporation ("PDI"), ETHEX Corporation, a Missouri corporation ("ETHEX"), and THER-RX Corporation, a Missouri corporation ("THER-RX"), jointly and severally (K-V, PDI, ETHEX and THER-RX are collectively referred to as the "Borrowers").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, Bank and the Borrowers are party to that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998, that certain Second Amendment to Loan Agreement dated as of March 11, 1999, that certain Third Amendment to Loan Agreement dated as of June 22, 1999, that certain Fourth Amendment to Loan Agreement dated as of December 17, 1999, that certain Fifth Amendment to Loan Agreement dated as of December 21, 2001 and that certain Sixth Amendment to Loan Agreement dated as of December 20, 2002 (collectively, the "Agreement"); and

         WHEREAS, Bank and the Borrowers desire to further amend the Agreement in accordance with this Amendment to advance a new secured term loan to K-V in the original principal amount of Eight Million Eight Hundred Thousand Dollars ($8,800,000).

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are
            ------------------------------
not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2
                                                            -----------
below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement. Borrowers and Bank hereby agree to
            --------------------------
amend the Agreement as follows:

            (a) The definitions of the terms "Corporate Woods Property",
                                              ------------------------
"Hedging Agreement", "Hedging Obligation", "Term Loan C", "Term Loan
 -----------------    ------------------    -----------    ---------
Commitment C" and "Term Note C" are hereby added to the Agreement in
------------       -----------
Paragraph 1.1 to read in their entirety as follows:
-------------

            "Corporate Woods Property" means that certain parcel of
             ------------------------
real property owned by K-V located at One Corporate Woods Drive, St. Louis, Missouri.

            "Hedging Agreement" means any interest rate, currency or
             -----------------
commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

            "Hedging Obligation" means, with respect to any Person,
             ------------------
any liability of such Person under any Hedging Agreement.

            "Term Loan C" means all Loans made under Term Loan Commitment C.
             -----------

            "Term Loan Commitment C" shall have the meaning assigned to such
             ----------------------
term in Paragraph 2.2(c) hereof.
        ----------------

            "Term Note C" means that certain Term Note dated as of
             -----------
April 28, 2003 in the original principal amount of EIGHT MILLION EIGHT HUNDRED THOUSAND DOLLARS ($8,800,000), payable by K-V to Bank, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

            (b) The definitions of the terms "Assignment of Rents",
                                              -------------------
"Borrowers' Liabilities", "Debt", "Environmental Indemnity Agreement",
 ----------------------    ----    ---------------------------------
"Interest Period", "LIBOR Margin", "Mortgaged Properties", "Mortgages",
 ---------------    ------------    --------------------    ---------
"Notes", "Permitted Debt", "Term Loan", "Term Loan Maturity Date" and "Term
 -----    --------------    ---------    -----------------------       ----
Notes" appearing in Paragraph 1.1 are hereby amended and restated to read as
-----               -------------
follows:

            "Assignment of Rents" means those certain Assignments of
             -------------------
Rents and Leases between K-V and Bank (a) in the case of the Metro Court Properties, each dated as of June 24, 1997, as amended by those certain First Amendments to Assignment of Rents and Leases dated as of December 21, 2001, (b) in the case of the Lakefront Drive Property, dated as of March 11, 1999, as amended by that certain First Amendment to Assignment of Rents and Leases dated as of December 20, 2002, and (c) in the case of the Corporate Woods Property, dated as of April 28, 2003, as each of the same may be further amended, modified or restated from time to time.

            "Borrowers' Liabilities" means all obligations and
             ----------------------
liabilities of each Borrower in the aggregate to Bank (including, without limitation, all debts, claims, indebtedness and Hedging Obligations) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

            "Debt" means all of a Person's liabilities, obligations
             ----
and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Debt specifically includes (i) Funded Debt, (ii) liabilities in respect of unfunded vested benefits under Plans and Multiemployer Plans covered by Title IV of ERISA and (iii) Hedging Obligations.

            "Environmental Indemnity Agreement" means those certain
             ---------------------------------
Environmental Indemnity Agreements between K -V and Bank for each of the Mortgaged Properties, dated as of June 28, 1997 in the case of the Metro Court Properties, March 11, 1999 in the case of the Lakefront Property and April 28, 2003 in the case of the Corporate Woods Property, as the same may be amended, modified or restated from time to time.

            "Interest Period" means with respect to the LIBOR Loans,
             ---------------
the period used for the computation of interest commencing on the date the relevant LIBOR Loan is effected by conversion or continued and concluding on the date thirty (30), sixty (60) or ninety (90) days thereafter, at Borrowers' option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding thirty
(30), sixty (60) or ninety (90) days thereafter, at Borrowers' option; provided, however, that no Interest Period for any LIBOR Loan made under the Commitment may extend beyond the Revolving Credit Maturity Date or the applicable Term Loan Maturity Date, as the case may be; provided, further, that no Interest Period for any LIBOR Loan made under Term Loan Commitment C may extend beyond thirty (30) days. Each Interest Period for a LIBOR Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

            "LIBOR Margin" means (a) one and three-quarters percent
             ------------
(1.75%) with respect to any LIBOR Loan made pursuant to the Revolving Credit Commitment; provided, however, so long as no Event of Default has occurred, such percentage shall be decreased to one and one-half percent (1.50%) as of the first day of each quarterly accounting period if and to the extent that Borrowers' Funded Debt Ratio for the most recently ended quarterly accounting period is less than 1.00:1.0, as reported on Borrowers' compliance certificate for such most recently ended quarterly accounting period delivered in accordance with Paragraph 8.2(d)(v), and (b) two percent (2.00%) with respect to any LT13OR Loan made pursuant to Term Loan Commitment C.

            "Mortgaged Properties" means the Metro Court Properties,
             --------------------
the Lakefront Property and the Corporate Woods Property in which K-V has granted a first priority security interest to Bank pursuant to each of the Mortgages.

            "Mortgages" means (a) for each of the Metro Court Properties,
             ---------
those certain Missouri Future Advance Deeds of Trust and Security Agreements made by K-V in favor of Bank dated as of June 24, 1997, as amended by those certain First Amendments to Missouri Future Advance Deeds of Trust and Security Agreements dated as of December 21, 2001, (b) for the Lakefront Drive Property, that certain Missouri Future Advance Deed of Trust and Security Agreement dated as of March 11, 1999, as amended by that certain First Amendment to Missouri Future Advance Deed of Trust and Security Agreement dated as of December 20, 2002, and (c) for the Corporate Woods Property, that certain Missouri Future Advance Deed of Trust and Security Agreement dated as of April 28, 2003, as each of the same may be further amended, restated or modified from time to time.

            "Notes" means, collectively, the Revolving Note, Term Note A,
             -----
Term Note B and Term Note C.

            "Permitted Debt" means (a) Debt incurred pursuant to this
             --------------
Agreement or the Other Agreements, (b) Debt incurred pursuant to purchase money mortgages (including, without limitation, capitalized lease obligations) not to exceed $750,000.00 at any time outstanding in the aggregate, (c) trade payables, accrued expenses and obligations not yet due and payable incurred in the ordinary course of business, (d) Subordinated Debt and (e) Hedging Obligations incurred for bona fide hedging purposes and not for speculation.

            "Term Loan" means, collectively, Term Loan A, Term Loan B
             ---------
and Term Loan C, unless the context in which such term is used shall otherwise require.

            "Term Loan Maturity Date" means: (i) with respect to Term
             -----------------------
Loan A, the earlier to occur of (A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) December 20, 2006; (ii) with respect to Term Loan B, the earlier to occur of
(A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof,
(B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) December 20, 2007 and (iii) with respect to Term Loan C, the earlier to occur of (A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) April 28, 2008.

            "Term Note" or "Term Notes" moans collectively, Term Note A,
             ---------      ----------
Term Note B and Term Note C, unless the context shall otherwise require.

            (c) Paragraph 2.2 is hereby amended by adding a new sub-paragraph
                -------------
(c) which shall read as follows:

                (c) Term Loan Commitment C. On the terms and
                    ----------------------
            subject to the conditions set forth in this Agreement, Bank has made Term Loan C to K-V in the original principal amount of EIGHT MILLION EIGHT HUNDRED THOUSAND DOLLARS ($8,800,000) (the "Term Loan Commitment C"). Amounts borrowed in respect of Term Loan C and repaid may not be reborrowed. Term Loan C shall be used to purchase the Corporate Woods Property and for no other purpose.

            (d) The introductory sentence of Paragraph 2.3 is hereby amended and restated to read in its entirety as follows:

                2.3  Borrowing  Procedures under Revolving Credit Commitment
                     -------------------------------------------------------
            and Term Loan Commitment C.
            --------------------------

            (e) Paragraph 3.2 is hereby amended by adding a new subparagraph
                -------------
(c) which shall read in its entirety as follows:

                (c) Term Note C. Term Loan C made by Bank under Term Loan
                    -----------
            Commitment C is evidenced by Term Note C, payable to the order of Bank in the original principal amount of EIGHT MILLION EIGHT

            HUNDRED THOUSAND DOLLARS ($8,800,000). The unpaid principal amount of Term Loan C shall bear interest and be due and payable as provided in this Agreement and Term Note C. Payments to be made by K-V under Term Note C shall be made at the time, in the amounts and upon the terms set forth herein and therein.

            (f) Paragraph 4.1 (a) and (b) are hereby amended and restated to
                -------------------------
read in their entirety as follows:

                (a) Borrowers hereby promise to pay interest on
            the unpaid principal amount of each Revolving Loan and Term Loan C at a rate per annum equal to the Base Rate from time to time in effect (the "Base Rate Loan") for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof, or (B) paid in full. Accrued interest on the outstanding principal amount of such Loans shall be payable (i) monthly in arrears on the last Business Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the applicable Interest Period in the case of a LIBOR Loan, (iii) upon conversion of any such Loan into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Loan so converted) and (iv) upon the Revolving Credit Termination Date (in the case of a Revolving Loan) or the applicable Term Loan Maturity Date (in the case of Term Loan C), which payments shall commence with the last Business Day of April, 2003 in the case of a Base Rate Loan. After the Revolving Credit Termination Date (in the case of a Revolving Loan), the applicable Term Loan Maturity Date (in the case of Term Loan C), or the Conversion Date (with respect to accrued interest coming due as a result of the conversion), as applicable, accrued interest on such Loans shall be payable on demand.

                (b) K-V hereby promises to pay interest on the
            unpaid principal amount of Term Loan A and Term Loan B at a rate per annum equal to the applicable Fixed Rate for Term Loan A or Term Loan B, as the case may be, for the period commencing on the date of such Term Loan until such Fixed Rate Loan is paid in full. Accrued interest and principal on the outstanding principal amount of Term Loan A and Term Loan B shall be payable monthly in arrears on the last Business Day of each calendar month with a final payment of accrued and unpaid interest due on the applicable Term Loan Maturity Date. After the applicable Term Loan Maturity Date, accrued interest and principal on Term Loan A and Term Loan B shall be payable on demand.

            (g) Paragraph 5.11 is hereby amended and restated to read
                --------------
in its entirety as follows:

                5.11 Prepayment. (a) Term Loan Prepayments. K-V
                     ----------      ---------------------
            may, from time to time, prepay the Loan evidenced by either Term Note A or Term

            Note B in whole or in part prior to the date of maturity thereof and the same shall pay, subject to Paragraph 5.7
                                                       -------------
            hereof, the Make-Whole Amount (as defined below). For the purposes hereof; the "Make-Whole Amount" shall be the amount calculated as follows:

                (i)   There shall first be determined, as of the
            date fixed for prepayment (the "Prepayment Date"), the amount, if any, by which (A) the applicable Fixed Rate of the Term Loan to be prepaid exceeds (B) the yield to maturity percentage for the United States Treasury Note (the "Treasury Note" maturing December, 2006 in the case of Term Note A and December, 2007 in the case of Term Note B, as published in The Wall Street Journal on the fifth
                               -----------------------
            business day preceding the Prepayment Date, plus Two Hundred Twenty-Five basis points (2.25%) (referred to as the "Current Yield"). If (A) publication of The Wall
                                                        --------
            Street Journal is discontinued, or (B) publication of the
            --------------
            Treasury Note in The Wall Street Journal is discontinued,
                             -----------------------
            Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the applicable Current Yield;

                (ii)  The difference calculated pursuant to clause
            (i) above shall be multiplied by the outstanding principal balance on such Term Note to be prepaid hereof as of the Prepayment Date;

                (iii) The product calculated pursuant to clause
            (ii) above shall be multiplied by the quotient, rounded to the nearest one hundredth of one percent, obtained by dividing (A) the number of days from and including the Prepayment Date to and including the applicable Maturity Date on such Term Note to be prepaid, by (B) 365; and

                (iv) The sum calculated pursuant to clause (iii) above shall be discounted at the annual rate of the applicable Current Yield on such Term Note to be prepaid to the present value thereof as of the applicable Prepayment Date, on the assumption that said sum would be received in equal monthly installments on each monthly anniversary of the applicable Prepayment Date prior to the Maturity Date on such Term Note to be propaid, with the final such installment to be deemed received on the Maturity Date on such Term Note to be prepaid; provided that Borrowers shall not be entitled in any event to a credit against, or a reduction of, the Debt being prepaid if the applicable Current Yield on such Term Note to be prepaid exceeds the Fixed Rate or for any other reason.

            (h) The following proviso shall be added at the end of Paragraph 8.2(g)(iv) reading as follows:
--------------------

            Notwithstanding the foregoing, the purchase of the Corporate Woods property shall be excluded from the Capital Expenditure calculation.

            (i) Paragraph 9.1 is hereby amended by deleting the word
                -------------
"or" occurring at the end of subsection (k), replacing the period occurring at the end of subsection (l) with "; or" and adding the following new subsection (m) thereto:

                (m) any election by any Borrower pursuant to
            Section 443.055 of Missouri Revised Statutes to notify Bank that such Borrower is terminating the operation of any applicable Mortgage as security for future advances or future obligations.

         3. Consent Regarding Proposed Purchase. Notwithstanding the
            -----------------------------------
provisions of Paragraph 8.3(b) of the Agreement to the contrary, Bank hereby
              ----------------
consents to the purchase by K-V of the real property located at One Corporate Woods Drive, St. Louis, Missouri, in accordance with the terms and conditions of that certain Purchase and Sale Agreement dated as of February 6, 2003 (the "Purchase") and waives compliance with the provisions of Paragraphs 8.3(b) and 8.2(g)(iv) for the Purchase only, provided (i) no
-----------------     ----------
Event of Default exists or would exist with the passage of time, the giving of notice or both; and (ii) no more than Eight Million Eight Hundred Thousand Dollars ($8,800,000) of proceeds of the Loans are utilized for the Purchase.

         4. Representations, Covenants and Warranties; No Default. The
            -----------------------------------------------------
representations, covenants and warranties set forth in Paragraph 8 of the
                                                       -----------
Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

         5. Fees and Expenses. The Borrowers agree to pay on demand all
            -----------------
costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement. Borrowers also agree to pay to Bank, on demand, a closing fee equal to one percent (1.0%) of the original principal amount of Term Loan Commitment C of $8,800,000, amounting to $88,000.

         6. Delivery of Documents. Notwithstanding any of the foregoing,
            ---------------------
prior to entering into this Amendment, Bank shall have received from Borrowers the following fully executed documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

            (a) Seventh Amendment to Loan Agreement;

            (b) Term Note C;

            (c) Missouri Future Advance Deed of Trust and Security Agreement
                for the Corporate Woods Property;

            (d) Assignment of Rents and Leases for the Corporate Woods Property;

            (e) Environmental Indemnity Agreement for the Corporate Woods
                Property;

            (f) Certificate of Secretary of each Borrower certifying to board resolutions evidencing each Borrower's authorization of the Amendment, Term Note C, the real property collateral documents and incumbency of each Borrower;

            (g) Lender's Title Policy for the Corporate Woods Property;

            (h) ALTA survey for the Corporate Woods Property;

            (i) Gap-Personal Undertaking for the Corporate Woods Property;

            (j) Officer's Certificate of each Borrower;

            (k) Officer's Certificate with respect to (i) consummation of the purchase of the Corporate Woods Property and (ii) true and correct copies of the contract relating to the Purchase;

            (l) Legal opinion of Borrowers' counsel;

            (m) Opinion of local counsel; and

            (n) Such other documents, opinions or certificates as Bank may reasonably request.

         7. Effectuation. The amendments to the Agreement contemplated by
            ------------
this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

         8. Counterparts. This Amendment may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                          [SIGNATURE PAGE FOLLOWS]

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

                    (SIGNATURE PAGE TO SEVENTH AMENDMENT)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Seventh Amendment to Loan Agreement as of the date first above written.

LASALLE BANK NATIONAL                  K-V PHARMACEUTICAL COMPANY
ASSOCIATION

By: /s/ Michael Barnett                By: /s/ Gerald R. Mitchell
   ----------------------------------     ------------------------------------
Its:                                   Its: Vice President, Treasurer and CFO
    ---------------------------------      -----------------------------------


                                       ETHEX CORPORATION

                                       By:
                                          ------------------------------------
                                       Its:
                                           -----------------------------------


                                       PARTICLE DYNAMICS, INC.

                                       By:
                                          ------------------------------------
                                       Its:
                                           -----------------------------------


                                       THER-RX CORPORATION

                                       By:
                                          ------------------------------------
                                       Its:
                                           -----------------------------------